Exhibit 99.3

The Medicines Company

8 Campus Drive

Parsippany, New Jersey 07054

January 6, 2020

To:	Holders of The Medicines Company
2.50% Convertible Senior Notes Due 2022 (CUSIP No. 584688AE5)

and

Wells Fargo Bank, National Association
as Trustee, Paying Agent and Conversion Agent
333 South Grand Avenue, Fifth Floor, Suite 5A
Los Angeles, California 90071
Attention: Corporate Trust Services

Re:	Notice of Share Exchange Event and Supplemental Indenture, Fundamental Change and Make-Whole Fundamental Change

This notice (this “Notice”) is hereby given by The Medicines Company, a Delaware corporation (the “Company”), as required by and pursuant the Indenture, dated January 13, 2015 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), relating to the Company’s 2.50% Convertible Senior Notes due 2022 (the “Notes”). Capitalized terms used in this Notice, unless otherwise defined herein, have the meanings given to such terms in the Base Indenture, as amended, supplemented and modified by the Supplemental Indenture (as defined below) (the “Indenture”). A copy of the Base Indenture was filed as Exhibit 4.1 to Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2015. The Trustee also serves as Paying Agent and Conversion Agent under the Indenture.

On November 23, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Novartis AG, a company organized under the laws of Switzerland (“Parent”), and Medusa Merger Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). The Company issued a press release publicly announcing execution of the Merger Agreement on November 24, 2019 and provided Holders of the Notes notice that the transactions contemplated by the Merger Agreement were expected to constitute a Fundamental Change, Make-Whole Fundamental Change and Share Exchange Event and, as a result, Holders may surrender their Notes for conversion pursuant the terms and conditions of the Indenture. Copies of the Merger Agreement, press release and notice to Holders were filed as Exhibits 2.1, 99.1 and 99.2, respectively, to the Company’s Current Report on Form 8-K, filed with the SEC on November 25, 2019.

Pursuant and subject to the Merger Agreement, Parent and Merger Sub commenced a tender offer (the “Offer”) on December 5, 2019 to acquire all of the outstanding shares of common stock of the Company, $0.001 par value per share (the “Common Stock” and each share of Common Stock, a “Share”), at a purchase price of $85.00 per Share, net to the seller in cash (the “Offer Price”), without interest, less any applicable withholding taxes. The Offer was consummated on January 6, 2020, and following the consummation of the Offer, Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). At the effective time of the Merger, each Share then outstanding (other than (i) shares of Common Stock that at the effective time of the Merger were owned by the Company, Parent, Merger Sub, any other subsidiary of Parent or any subsidiary of the Company or that were held in the Company’s treasury and (ii) that were outstanding immediately prior to the effective time of the Merger and that were held by a Company stockholder who properly demanded and perfected appraisal rights under Delaware law) was converted into the right to receive the Offer Price, without interest, less any applicable withholding taxes (the “Merger Consideration”).

The consummation of the Merger constitutes a Share Exchange Event and the consummation of the Offer and the Merger each constitutes a Fundamental Change and a Make-Whole Fundamental Change under the Base Indenture. The effective date of each of the Share Exchange Event, Fundamental Change and Make-Whole Fundamental Change is January 6, 2020, the date of the consummation of the Offer and the Merger. As described below, the Base Indenture also provides that, as a result of the Share Exchange Event, the Company and the Trustee were required to execute a supplemental indenture to change each Holder’s right to convert each $1,000 principal amount of Notes into the right to convert each $1,000 principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (which in the case of the Merger will be cash, based on the Merger Consideration) that a Holder of a number of Shares equal to the Conversion Rate immediately prior to the effective time of the Merger would have owned or been entitled to receive upon the effective time of the Merger (the “Reference Property”).

As described below, the Base Indenture further provides that, as a result of the Fundamental Change and the Make-Whole Fundamental Change, each Holder of the Notes will have the right either to require the Company to repurchase its Notes or, alternatively, to surrender the Holder’s Notes for conversion. No Additional Shares will be added to the Conversion Rate for Notes surrendered in connection with the Make-Whole Fundamental Change, pursuant to Section 14.03 of the Base Indenture.

This Notice constitutes notice of the following, all as described in more detail below:

1.	Notice of Share Exchange Event, Record Date and Effective Date of the Merger and Date on Which Stockholders are Entitled to Exchange Shares for Reference Property

2.	Notice of Execution of Supplemental Indenture

3.	Fundamental Change Repurchase Right: Notice of Effective Date of Fundamental Change, Fundamental Change Repurchase Date and Fundamental Change Repurchase Price

4.	Conversion Right: Notice of Effective Date of Make-Whole Fundamental Change, Conversion Rate and Convertibility

You should review this Notice carefully and consult with your own financial and tax advisors. You must make your own decision as to whether or not to surrender your Notes for repurchase or to exercise your conversion rights (if at all) and, if so, the timing of the conversion and the amount of Notes to surrender or convert. None of the Company, Parent, Merger Sub, the Trustee, the Paying Agent, the Conversion Agent or any of their respective affiliates are making any representation or recommendation to any Holder as to whether Holders should elect to require the Company to repurchase their Notes or convert their Notes or take or decline taking any other action.

NOTICE OF SHARE EXCHANGE EVENT, RECORD DATE AND EFFECTIVE DATE OF THE
MERGER AND DATE ON WHICH STOCKHOLDERS ARE ENTITLED TO EXCHANGE SHARES FOR
REFERENCE PROPERTY

The Merger constitutes a Share Exchange Event under Section 14.07 of the Base Indenture. The date as of which the holders of the Company’s Shares of record were determined for purposes of the Merger, the date on which the Merger became effective and the date as of which holders of the Company’s Common Stock became entitled to exchange their Shares for the Reference Property as a result of the Merger is January 6, 2020.

Notice of Execution of Supplemental Indenture

On January 6, 2020, the Company and the Trustee entered into the supplemental indenture as permitted under Section 10.01(f) of the Base Indenture (the “Supplemental Indenture”). The Supplemental Indenture provides that, at and after the effective time of the Merger, the right to convert each $1,000 principal amount of Notes was changed to a right to convert such principal amount of Notes into Reference Property. As a result, for all conversions that occur after the effective date of the Merger, the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the relevant Conversion Date (as may be increased by any Additional Shares), multiplied by the Merger Consideration. Please see below under “Conversion Rights” for information on the Conversion Rate in connection with the Make-Whole Fundamental Change.

A copy of the Supplemental Indenture has been filed by the Company with the SEC as an exhibit to a Current Report on Form 8-K dated January 6, 2020, and the foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture.

Fundamental Change Repurchase Right

Notice of Effective Date of Fundamental Change, Fundamental Change Repurchase Date and
Fundamental Change Repurchase Price

The effective date of the Fundamental Change resulting from the consummation of the Offer and the Merger is January 6, 2020. Pursuant to Section 15.02 of the Base Indenture, each Holder will have the option (the “Fundamental Change Repurchase Right”) to require the Company to purchase for cash all or any portion of such Holder’s Notes that is equal to $1,000, or an integral multiple of $1,000, on January 26, 2020 (the “Fundamental Change Repurchase Date”), in accordance with and subject to the satisfaction by the Holders of the requirements set forth in Section 15.02 of the Base Indenture. The Company will repurchase such Notes at a price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount thereof, plus any accrued and unpaid interest thereon from January 15, 2020 to, but excluding, the Fundamental Change Repurchase Date. The amount payable on the Notes, including accrued interest, will be $1,000.763889 per $1,000 principal amount of Notes validly surrendered for repurchase, and not validly withdrawn.

In order to exercise the Fundamental Change Repurchase Right, the Holder must surrender its Notes for repurchase on or prior to 5:00 p.m. (New York City time), on January 24, 2020, the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”). In order to withdraw the Notes that have been previously surrendered for repurchase, the Holder must submit a written notice of withdrawal at any time prior to the Fundamental Change Expiration Time.

The maturity date with respect to the Notes (the “Maturity Date”) is July 15, 2023, unless earlier converted or repurchased pursuant to the terms of the Indenture. If a Holder neither exercises such Holder’s conversion rights nor repurchase rights and the Holder’s Notes remain outstanding, such Holder’s Notes will be repaid on the Maturity Date for a sum equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest thereon.

Nether the Company nor its Board of Directors or employees are making any recommendation as to the Holders as to whether to exercise or refrain from exercising the Fundamental Change Repurchase Right. Each Holder must make its own decision whether to exercise such right and, if so, the principal amount of Notes for which to exercise such right based on such Holder’s assessment of the current market value of the Notes and other relevant factors.

IMPORTANT: The Fundamental Change Repurchase Price that you will receive if you validly exercise the Fundamental Change Repurchase Right will be substantially less than the value that you would receive upon conversion of the Notes, as described below under “Conversion Right—Conversion Rate.” If you have surrendered an interest in the Global Note pursuant to the Fundamental Change Repurchase Right and have not validly withdrawn such surrendered interest in the Global Note in accordance with Section 15.03 of the Base Indenture, you may not surrender such Notes for conversion.

Purchase Procedures

The Trustee has informed the Company that, as of the date of this Notice, The Depository Trust Company (the “Depositary”) is the sole registered Holder of the Notes, all custodians and beneficial holders of the Notes hold the Notes through DTC accounts and there are no certificated Notes in non-global form. Under Section 15.02 of the Base Indenture, to surrender for repurchase a beneficial interest in a Note represented by a Global Note, the beneficial owner must comply with the rules and procedures of the Depositary and deliver by book-entry transfer of the Notes to the Paying Agent the interest in the Global Note to be repurchased in compliance with the applicable procedures of the Depositary for surrendering interests in Global Notes prior to Fundamental Change Expiration Time, subject to extension (if any) to comply with applicable law. The Paying Agent will promptly notify the Company of the receipt by it of any interest in the Global Note tendered pursuant to the Fundamental Change Repurchase Right.

The Paying Agent and Conversion Agent is: Wells Fargo Bank, National Association

The Trustee is acting as the Paying Agent and Conversion Agent, and its address and telephone number are as follows:

Wells Fargo Bank, National Association
Corporate Trust Operations
MAC N9300-070
600 South Fourth Street, 7th Floor
Minneapolis, MN 55415

By Facsimile Transmission:
1-877-407-4679
Telephone:
(800) 344-5128

bondholdercommunications@wellsfargo.com

Copies of this notice may be obtained from the Paying Agent and Conversion Agent at its address set forth above.

Withdrawal Procedures

A surrender of an interest in the Global Note pursuant to the Fundamental Change Repurchase may be withdrawn (in whole or in part) by notice of withdrawal delivered to the Paying Agent through DTC at any time Fundamental Change Expiration Time, specifying:

(i)	the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and

(ii)	the principal amount, if any, of each Note that remains subject to the Fundamental Change Repurchase, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof.

provided, however, that the notice of withdrawal must comply with appropriate procedures of the Depositary.

Conversion Rights

Notice of Effective Date of Make-Whole Fundamental Change, Conversion Rate and Convertibility

The effective date of the Make-Whole Fundamental Change resulting from the consummation of the Offer and the Merger is January 6, 2020. As an alternative to requiring the Company to repurchase a Holder’s Notes, the Notes may be surrendered for conversion. In accordance with Section 14.07 of the Base Indenture and Section 2.01 of the Supplemental Indenture, Holders who surrender their Notes for conversion from and after the effective time of the Merger at any time when the Notes are convertible will receive cash in an amount equal to the Conversion Rate in effect immediately prior to the effective date of the Merger, multiplied by the Offer Price per Share of $85.00 (less any applicable withholding taxes), and will not receive any Shares of the Company’s Common Stock. Any interest in the Global Note surrendered by a beneficial owner pursuant to the Fundamental Change Repurchase Right may be converted only if the beneficial owner withdraws the surrender of the interest in the Global Note pursuant to the Fundamental Change Repurchase Right as described under “Fundamental Change Repurchase Right—Withdrawal Procedures” above.

Conversion Rate

The Conversion Rate in effect immediately prior to the Make-Whole Fundamental Change is 29.8806 shares of Common Stock per $1,000 principal amount of Notes, which equates to a Conversion Price of approximately $33.467 per Share. Based on the Offer Price, no Additional Shares will be added to the Conversion Rate for Notes that are converted during the period from and including January 6, 2020 up to and including January 24, 2020 (such period, the “Make-Whole Conversion Period”), pursuant to 14.03 of the Base Indenture.

Pursuant to the Merger Agreement, upon the consummation of the Merger, each Share was converted into the right to receive $85.00 in cash, without interest, less any applicable withholding taxes. Therefore, any Notes that are surrendered for conversion during the Make-Whole Conversion Period will be converted into the right to receive an amount in cash equal to $2,539.851 per $1,000 principal amount of Notes (the “Settlement Amount”), based on the Conversion Rate of 29.8806 multiplied by $85.00 per Share.

Convertibility After the Make-Whole Conversion Period; Redemption

After the Make-Whole Conversion Period, the Notes will continue to be convertible at any time before 5:00 p.m. (New York City time) on February 4, 2020, the Scheduled Trading Day immediately preceding the Redemption Date pursuant to the conversion right of holders based on the Offer Price per share of $85.00, which following the effective time of the Merger will be considered the “Last Reported Sale Price” for purposes of the Indenture.

Notes that are surrendered for conversion following the Make-Whole Conversion Period will be converted into the right to receive an amount in cash equal to $2,539.851 per $1,000 principal amount of Notes, based on a Conversion Rate equal to 29.8806 shares per $1,000 principal amount of Notes converted multiplied by $85.00 per Share.

The Company, by written notice (the “Notice of Redemption”) delivered to Holders on January 6, 2020, has exercised its right to redeem (the “Redemption”) all of its outstanding Notes on February 5, 2020 (the “Redemption Date”), pursuant to Sections 16.01 and 16.02 of the Base Indenture. The redemption price per $1,000 principal amount of Notes (the “Redemption Price”) will be equal to 100.00% of the principal amount of Notes, plus accrued and unpaid interest from January 15, 2020 to, but not including, the Redemption Date. As a result, Holders who convert their Notes will receive a higher cash payment than Holders who have their Notes redeemed by the Company as a result of holding their Notes through the Redemption Date.

Conversion Procedures

A Holder may convert a portion of a Note, but only if that portion is an integral multiple of $1,000 in principal amount. The Trustee has informed the Company that, as of the date of this Notice, the Depositary is the sole registered Holder of the Notes, all custodians and beneficial holders of the Notes hold the Notes through DTC accounts and there are no certificated Notes in non-global form. To convert a beneficial interest in a Note that is a Global Note, the beneficial owner must comply with the applicable procedures of the Depositary to cause to be delivered to the Conversion Agent through the facilities of the Depositary in accordance with the applicable procedures of the Depositary, the interest in the Global Note to be converted, accompanied by:

•	payment of any documentary, stamp or similar issue or transfer taxes, in accordance with Sections 14.02(d) and 14.02(e) of the Base Indenture; and

•	payment of any interest payable on the Notes in accordance with Section 14.02(h) of the Base Indenture (see the “Interest Payments” section below).

Interest Payments

Pursuant to Section 14.02(h) of the Base Indenture, Holders are not entitled to receive accrued and unpaid interest on Notes surrendered for conversion. If Notes are converted after 5:00 p.m. (New York City time) on a Regular Record Date for an Interest Payment but prior to the corresponding Interest Payment Date, Holders of such Notes as of the 5:00 p.m. (New York City time) on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the 5:00 p.m. (New York City time) on any Regular Record Date to 9:00 a.m. (New York City time) on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on such surrendered Notes on such Interest Payment Date.

The Notes bear interest at an annual rate of 2.50%, payable semi-annually in arrears, computed on the basis of a 360-day year of twelve 30-day months.

The next Interest Payment Date on the Notes is January 15, 2020 and the Regular Record Date is January 1, 2020. Therefore, any Holder who surrenders Notes for conversion during the period from 5:00 p.m. (New York City time) on January 1, 2020 to the open of business on January 16, 2020 must pay funds equal to interest payable on January 15, 2020 in respect of such surrendered Notes to which such Holder is not entitled as set forth in Section 14.02(h). On the January 15, 2020 Interest Payment Date, those funds will be returned to such Holder as part of the regularly scheduled interest payment on January 15, 2020, effectively resulting in no interest being paid to such Holder on the surrendered Notes as a result of such conversion. Holders who surrender Notes for conversion after the open of business on January 16, 2020 will receive the interest payment that is due on January 15, 2020, but will not receive interest accruing on and after January 15, 2020.

The amount you will receive if you validly exercise your right to convert after the Interest Payment Date of January 15, 2020 and before the Redemption Date is more than you will receive if you validly exercise your right to convert during the Make-Whole Conversion Period on or prior to the January 15, 2020 Interest Payment Date because you will receive the interest payment due and payable on the January 15, 2020 Interest Payment Date if you surrender your Notes for conversion after the Interest Payment Date.

If you validly exercise your right to convert on or before the January 15, 2020 Interest Payment Date, although you may receive the January 15, 2020 interest payment, it will be forfeited because Notes you surrender for conversion must be accompanied by funds equal to the amount of interest payable on such surrendered Notes on the January 15, 2020 Interest Payment Date.

The Conversion Agent is: Wells Fargo, Bank, National Association

The Trustee is acting as the Conversion Agent, and its address and telephone number are as follows:

Wells Fargo Bank, National Association
Corporate Trust Operations
MAC N9300-070
600 South Fourth Street, 7th Floor
Minneapolis, MN 55415

By Facsimile Transmission:
1-877-407-4679
Telephone:
(800) 344-5128
bondholdercommunications@wellsfargo.com

Copies of this notice may be obtained from the Paying Agent and Conversion Agent at its address set forth above.

IMPORTANT DATES IN CONNECTION WITH THE FUNDAMENTAL CHANGE, MAKE-WHOLE
FUNDAMENTAL CHANGE AND SHARE EXCHANGE EVENT

Holders of Notes should take note of the following important dates in connection with this Notice:

Date	Calendar Date	Event
Effective Date of the Fundamental Change, Make-Whole Fundamental Change and Share Exchange Event	January 6, 2020	The effective date of the Fundamental Change, Make-Whole Fundamental Change and Share Exchange Event is January 6, 2020, which is the date that the Offer and the Merger were consummated.
Fundamental Change Expiration Time	January 24, 2020, the Business Day preceding the Fundamental Change Repurchase Date	The last day for Holders to elect to require the repurchase of their Notes. The Fundamental Change Repurchase tender must be received by the Paying Agent no later than 5:00 p.m. (New York City time) on this date. The last day for Holders to validly withdraw elections to require the repurchase of the Notes. The notice of withdrawal must be received by the Paying Agent no later than 5:00 p.m. (New York City time) on this date.
Expiration of Make-Whole Conversion Period	January 24, 2020, the Business Day preceding the Fundamental Change Repurchase Date

The last day for Holders to convert their Notes during the Make-Whole Conversion Period.

No Additional Shares will be added to the Conversion Rate for the Notes, pursuant to Section 14.03 of the Base Indenture.

The Notes must be converted no later than 5:00 p.m. (New York City time) on this date.

Interest Payment Date	January 15, 2020	The next Interest Payment Date on the Notes. Holders who elect to convert Notes prior to this date will not receive any interest on the Notes converted.
Fundamental Change Repurchase Date	January 26, 2020	Unless the Company defaults in its obligations in respect of Notes which have been validly surrendered pursuant to the Fundamental Change Repurchase Right and not validly withdrawn, interest on such Notes will cease to accrue and all other rights of the Holders in respect thereof will terminate on the Fundamental Change Repurchase Date.

Date	Calendar Date	Event
Deposit of Funds	January 24, 2020, the Business Day preceding the Fundamental Change Repurchase Date	Under the Base Indenture, the Company is required to deposit with the Paying Agent an amount of immediately available funds sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof which are to be purchased as of the Fundamental Change Repurchase Date prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date. Because the Fundamental Change Repurchase Date does not fall on a Business Day, the Company will deposit such funds with the Paying Agent on January 24, 2020, the Business Day preceding the Fundamental Change Repurchase Date.
Fundamental Change Repurchase Payment Date	January 27, 2020, the next succeeding Business Day following the Fundamental Change Repurchase Date.	Because the Fundamental Change Repurchase Date is not on a Business Day, payment to the Holder of the Fundamental Change Repurchase Price for any Note which has been validly surrendered pursuant to the Fundamental Change Repurchase Right and not validly withdrawn, together with any accrued interest payable with respect thereto, will be on January 27, 2020, the next succeeding Business Day following the Fundamental Change Repurchase Date. Pursuant to Section 17.07 of the Base Indenture, no interest shall accrue from the Fundamental Change Repurchase Date to January 27, 2020.
Make-Whole Fundamental Change / Share Exchange Event Payment Date	Third Business Day following the date the Holder has complied with the requirements set forth in Section 14.02 of the Base Indenture.	The Company shall satisfy its conversion obligation by paying cash to converting Holders.
Redemption Date	February 5, 2020	On the Redemption Date, the Redemption Price will become due and payable on the Notes, interest will cease to accrue on the Notes, and the Holders thereof will be entitled to no rights as such Holders with respect to the Notes except the right to receive payment of the Redemption Price, unless the Company defaults in making payment of the Redemption Price on the Redemption Date, in which case such interest shall continue to accrue until the Redemption Price, including any such additionally accrued interest, is paid. Holders who convert their Notes will receive a higher cash payment than Holders who have their Notes redeemed by the Company as a result of holding their Notes through the Redemption Date.

BACKUP WITHHOLDING AND WITHHOLDING TAX: INTERNAL REVENUE FORMS

To avoid the application of a 24% backup withholding tax on any payments made upon the disposition of a Note pursuant to the exercise of either the Fundamental Change Repurchase Right or conversion rights, each Holder (or other payee) that is a United States person (as defined for United States federal income tax purposes) should complete and provide an Internal Revenue Service (“IRS”) Form W- 9 to the Paying Agent. Each such Holder, when completing an IRS Form W-9, is required to provide the Holder’s correct taxpayer identification number (“TIN”) (generally the Holder’s Social Security or federal employer identification number), along with certain other information, and to certify under penalties of perjury that the Holder is a United States person (as defined for United States federal income tax purposes), that such TIN is correct (or that such Holder is awaiting a TIN) and that the United States person is not subject to backup withholding. Failure to provide the correct information on IRS Form W-9 or an adequate basis for an exemption may subject such Holder to a penalty imposed by the IRS and backup withholding at a rate of 24% of any payment received pursuant to the exercise of either the Fundamental Change Repurchase Right or conversion rights. See the instructions enclosed with the IRS Form W-9 included in this Notice for instructions.

Holders that are not United States persons (as defined for United States federal income tax purposes) should not complete an IRS Form W-9. Instead, to avoid withholding and/or backup withholding, each such foreign Holder should complete an applicable IRS Form W-8. Foreign Holders may obtain an IRS Form W-8 and instructions from the IRS’s website (http://www.irs.gov).

Failure to include a properly completed IRS Form W-9 or applicable IRS Form W-8 may result in the application of U.S. backup withholding or withholding tax. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the IRS.

GENERAL

The following table illustrates the approximate amount in cash per $1,000 principal amount of Notes that a Holder would receive if its Notes are (a) repurchased by the Company through exercise of the Fundamental Change Repurchase Right, (b) converted during the Make-Whole Conversion Period or (c) converted following the Make-Whole Conversion Period and prior to the Redemption Date.

Fundamental Change Repurchase Price (a)	Conversion during Make-Whole Conversion Period (b)	Conversion prior to Redemption Date (c)
$1,000.763889	$2,539.851	$2,539.851

If any Notes remain outstanding following the Fundamental Change Repurchase Date, the Company may, directly or indirectly, purchase Notes in the open market, in private transactions, through a redemption of Notes or otherwise, one or more of which purchases may be consummated on the same terms or on terms more or less favorable to the Holders of the Notes than the terms of the Fundamental Change Repurchase Right or conversion at the Make-Whole Conversion Rate, including without limitation, at purchase prices higher or lower than the Fundamental Change Repurchase Price or the Make-Whole Conversion Rate, or which may be paid in cash or other consideration. Any decision to purchase Notes after the Fundamental Change Repurchase Date, if any, will depend upon many factors, including the amount of Notes that then remain outstanding, the market price of the Notes, the Company’s business and financial position and general economic and market conditions.

A copy of this Notice has been sent to all Holders of record of the Notes as of January 1, 2020.

The above-referenced CUSIP numbers are included solely for the convenience of the Holders of the Notes. No representation is made as to the correctness of such numbers either as printed on the Notes or as indicated in this Notice.

None of the Company, Parent, Merger Sub, the Trustee, the Paying Agent, the Conversion Agent or any of their respective affiliates or any other person will be under any duty to give notification of any defects or irregularities in tenders or conversions, or withdrawal of tenders, or incur any liability for failure to give any such notification.

The Medicines CompanY